Exhibit 99.1
RealNetworks Appoints Mike Ensing as Interim CFO, Succeeding Cary Baker
SEATTLE, January 9, 2020 -- RealNetworks, Inc. (Nasdaq: RNWK) today announced an orderly CFO transition plan. Earlier this week, Cary Baker informed the Company of his decision to step down as CFO to pursue a new opportunity. In addition, the Company announced the hiring of Mike Ensing to replace Mr. Baker on an interim basis. Mr. Ensing will join the company as a full-time strategic advisor on January 10th, and will succeed Mr. Baker as interim CFO on February 15th.
“On behalf of everyone at RealNetworks, I want to thank Cary for his many contributions to the company over the past three years,” said Rob Glaser, Real’s Chairman and CEO. “We wish Cary the best in his future endeavors.”
Mr. Glaser continued, “We are delighted to have Mike Ensing join our senior team, first as a strategic advisor, and then as our interim CFO. Mike is a very experienced and accomplished CFO with a demonstrated ability to lead financial and operational teams to great results. We remain confident in our main growth initiatives, SAFR and Free-To-Play Games, as well as our fourth quarter 2019 financial guidance. Mike has a great track record of leadership during times of transformational change, which is a great fit for us.”
Mr. Ensing is an accomplished business leader with over 25 years of experience in executive finance and operations roles at large-scale organizations. Mr. Ensing most recently served as Chief Financial Officer from 2014 to 2019 of Savers/Value Village. Previously, Mr. Ensing served in Chief Operating Officer and Chief Financial Officer roles at Knowledge Universe, from 2012 to 2014, and in several financial leadership positions at Microsoft Corporation, from 2004 to 2012. Earlier in his career, Mr. Ensing served in various roles at consulting companies, including McKinsey & Co. and Deloitte Consulting. Mr. Ensing holds an M.B.A. from the Kellogg School of Management at Northwestern University and a Bachelor of Science degree from the University of Michigan.
The Company has retained an executive search firm and has commenced a formal search for a permanent Chief Financial Officer.

About RealNetworks
Building on a legacy of digital media expertise and innovation, RealNetworks has created a new generation of products that employ best-in-class artificial intelligence and machine learning to enhance and secure our daily lives. SAFR (www.safr.com) is the world’s premier facial recognition platform for live video. Leading in real-world performance and accuracy as evidenced in testing by NIST, SAFR enables new applications for security, convenience, and analytics. For information about our other products, visit www.realnetworks.com.

RealNetworks is a registered trademark of RealNetworks, Inc. All other trademarks, names of actual companies and products mentioned herein are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to our current expectations regarding future revenue and adjusted EBITDA, our future growth, profitability, and market position, our financial condition and liquidity, our strategic focus and initiatives, agreements with partners, and the growth and future prospects relating to our Napster segment. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These statements reflect our expectations as of today, and actual results may differ materially from the results predicted. Factors that could cause actual results for RealNetworks, on a consolidated basis, to differ from the results predicted include: our ability to realize operating efficiencies, growth and other benefits from the implementation of our growth initiatives and restructuring efforts; cash usage and conservation, and the pursuit of additional funding sources; successful monetization of our products and services; competitive risks, including the emergence or growth of competing technologies, products and services; potential outcomes and effects of claims and legal proceedings; risks associated with key customer or strategic relationships and business acquisitions; disruptions in the global financial markets, including changes in consumer spending and impacts to credit availability; fluctuations in foreign currencies; and unique risk factors that relate to our Napster segment, such as risks stemming from its streaming music service and related music royalties. More information about potential risk factors that could affect our business and financial results is included in RealNetworks' annual report on Form 10-K for the most recent year ended December 31, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. The preparation of our financial statements and forward-looking financial guidance requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, and revenues and expenses during the reported period. Actual results may differ materially from these estimates under different assumptions or conditions. RealNetworks assumes no obligation to update any forward-looking statements or information, which are in effect as of their respective dates.

For More Information:
Investor Relations for RealNetworks
Kimberly Orlando, Addo Investor Relations
310-829-5400
IR@realnetworks.com
RNWK-F

2